500 Delaware Avenue, Wilmington, Delaware 19801

PRESS RELEASE

FOR IMMEDIATE RELEASE	Media Contact: Stephanie A. Heist
(302) 571-5259
May 15, 2009	sheist@wsfsbank.com

WSFS TO PRESENT TO ANALYSTS AND INVESTORS FROM MAY 18-20, 2009

WILMINGTON, Del. – WSFS Financial Corporation (NASDAQ/GS: WSFS), the parent company of WSFS Bank, today announced that Mark A. Turner, President and Chief Executive Officer, Stephen A. Fowle, Executive Vice President and Chief Financial Officer and Rodger Levenson, Executive Vice President and Director of Commercial Banking, will be making presentations at several meetings with analysts and investors in Minneapolis, MN, St. Louis, MO, Chicago, IL and Detroit, MI from May 18-20, 2009.

The presentation materials are available on the investor relations page of the Company’s website, www.wsfsbank.com.

About WSFS Financial Corporation

WSFS Financial Corporation is a $3.5 billion financial services company. Its primary subsidiary, Wilmington Savings Fund Society, FSB (WSFS Bank), operates 35 retail banking offices located in Delaware and Pennsylvania, as well as three loan production offices in Dover, Delaware; Blue Bell, Pennsylvania and Annandale, Virginia. WSFS Bank provides comprehensive financial services including personal trust and wealth management. Other subsidiaries include WSFS Investment Group, Inc., Montchanin Capital Management, Inc. and 1st Reverse Financial Services, LLC. Founded in 1832, WSFS is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit the Bank’s website at www.wsfsbank.com.

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